EXHIBIT 4-b-16





GREEN MOUNTAIN POWER CORPORATION


to


UNITED STATES TRUST COMPANY OF NEW YORK
[successor to The Chase Manhattan Bank (National Association), successor to The
Chase National Bank of the City of New York], Trustee




________________


SIXTEENTH SUPPLEMENTAL INDENTURE

Dated as of December 1, 1995

_________________



Supplemental to
Indenture of First Mortgage
and Deed of Trust
Dated as of February 1, 1955


_________________





This is a Security Agreement relating to Personal Property as well as a Mortgage upon Real Estate and Other Property







This SIXTEENTH SUPPLEMENTAL INDENTURE dated as of December 1, 1995 made by GREEN MOUNTAIN POWER CORPORATION, as debtor (its Federal Tax Number being 03-0127430), a corporation duly organized and existing under the laws of the State of Vermont (hereinafter sometimes called the "Company"), whose mailing address and address of its chief executive office is 25 Green Mountain Drive, South Burlington, Vermont 05403, party of the first part, and UNITED STATES TRUST COMPANY OF NEW YORK [successor to The Chase Manhattan Bank (National Association), successor to The Chase National Bank of the City of New York], as Trustee and secured party (its Federal Tax number being 13-5459866), a corporation existing under the laws of the State of New York and having its principal corporate trust office at 114 West 47th Street, New York, New York 10036 (hereinafter sometimes called the "Trustee"), party of the second part.

WHEREAS, the Company has heretofore executed and delivered an Indenture of First Mortgage and Deed of Trust dated as of February 1, 1955 (herein sometimes called the "Original Indenture"), to secure, as provided herein, its bonds (in the Original Indenture and herein called the "Bonds"), to be designated generally as its "First Mortgage Bonds", and to be issued in one or more series as provided in the Original Indenture;

WHEREAS, the Company has heretofore executed and delivered a First Supplemental Indenture dated as of April 1, 1961, a Second Supplemental Indenture dated as of January 1, 1966, a Third Supplemental Indenture dated as of July 1, 1968, a Fourth Supplemental Indenture dated as of October 1, 1969, a Fifth Supplemental Indenture dated as of December 1, 1973, a Sixth Supplemental Indenture dated as of June 1, 1975, a Seventh Supplemental Indenture dated as of August 1, 1976, an Eighth Supplemental Indenture dated as of December 1, 1979, a Ninth Supplemental Indenture dated as of July 15, 1985, a Tenth Supplemental Indenture dated as of June 15, 1989, an Eleventh Supplemental Indenture dated as of September 1, 1990, a Twelfth Supplemental Indenture dated as of March 1, 1992, a Thirteenth Supplemental Indenture dated as of March 1, 1992, a Fourteenth Supplemental Indenture dated as of November 1, 1993 and a Fifteenth Supplemental Indenture dated as of November 1, 1993 supplementing and modifying the Original Indenture, each of which Supplemental Indentures provided for, among other things, the creation of a new series of First Mortgage Bonds;

WHEREAS, pursuant to the Original Indenture, as heretofore supplemented and modified, there have been executed, authenticated, delivered and issued and there are now outstanding First Mortgage Bonds of series and in principal amounts as follows:



                                               Issued and
                Title                          Outstanding
                -----                          -----------
First Mortgage Bonds, 5 1/8% Series due 1996 . . . .   3,000,000
First Mortgage Bonds, 7% Series due 1998 . . . . . .   3,000,000
First Mortgage Bonds, 10.7% Series due 2000  . . . .   9,000,000
First Mortgage Bonds, 10.0% Series due 2004  . . . .  15,300,000
First Mortgage Bonds, 9.64% Series due 2020  . . . .   9,000,000
First Mortgage Bonds, 8.65% Series due 2022  . . . .  13,000,000
First Mortgage Bonds, 6.84% Series due 1997  . . . .   2,667,000
First Mortgage Bonds, 5.71% Series due 2000  . . . .   5,000,000
First Mortgage Bonds, 6.70% Series due 2018  . . . .  15,000,000


WHEREAS, the Board of Directors of the Company has established a new series of Bonds to be designated "First Mortgage Bonds, Secured Medium-Term Notes, Series A" (herein sometimes called the "Series A Notes"), each of which may also bear the descriptive title "Series A Note", and has authorized an issue of up to Fifty Million Dollars ($50,000,000) principal amount thereof, and the Company has complied or will comply with all provisions required to issue additional Bonds provided for in the Original Indenture;

WHEREAS, the Company desires to execute and deliver this Sixteenth Supplemental Indenture, in accordance with the provisions of the Original Indenture, for the purposes, among others, of (a) further assuring, conveying, mortgaging and assigning unto the Trustee certain additional property acquired by the Company, (b) providing for the creation of a new series of Bonds, designating the series to be created and specifying the form and provisions of the Bonds of such series and
(c) adding to the Original Indenture, as supplemented and modified, other covenants and agreements to be hereafter observed by the Company (the Original Indenture, as heretofore supplemented and modified and as hereby supplemented and modified, being herein sometimes called the "Indenture"); and

WHEREAS, all acts and proceedings required by law and by the Restated Articles of Association and By-laws of the Company necessary to secure the payment of the principal of, premium, if any, and interest on the Series A Notes, to make the Series A Notes to be issued hereunder, when executed by the Company, authenticated and delivered by the Trustee and duly issued, the valid, binding and legal obligations of the Company, and to constitute the Indenture a valid and binding mortgage for the security of all of the Bonds, in accordance with its and their terms, have been done and taken; and the execution and delivery of this Sixteenth Supplemental Indenture have been in all respects duly authorized:

NOW, THEREFORE, THIS SIXTEENTH SUPPLEMENTAL INDENTURE WITNESSETH, that in order to secure the payment of the principal of, premium, if any, and interest on all Bonds at any time issued and outstanding under the Indenture, according to their tenor, purport and effect, to confirm the lien of the Indenture upon the mortgaged property mentioned therein including any and all property purchased, constructed or otherwise acquired by the Company since the date of execution of the Original Indenture and to secure the performance and observance of all the covenants and conditions herein and in the Bonds and in the Indenture contained, to declare the terms and conditions upon and subject to which the Series A Notes are and are to be issued and secured, and held, and for and in consideration of the premises and of the mutual covenants herein contained and of the purchase and acceptance of the Series A Notes by the holders thereof, and of the sum of Ten Dollars ($10) duly paid to the Company by the Trustee, at or before the ensealing and delivery hereof, and for other valuable consideration, the receipt whereof is hereby acknowledged, the Company has executed and delivered this Sixteenth Supplemental Indenture, and by these presents, does grant, bargain, sell, alien, remise, release, convey, assign, transfer, mortgage, pledge, set over and confirm unto United States Trust Company of New York, as Trustee, and to its successors in trust and to its and their successors and assigns forever, all and singular the property, rights, privileges and franchises (other than excepted property) of the character described in the Granting Clauses of the Original Indenture now owned of record or otherwise by the Company, whether or not constructed or acquired since the date of execution of the Original Indenture or which may hereafter be constructed or acquired by it, including, without limiting the generality of the foregoing, the property in Vermont, Massachusetts and Maine described in Article Five hereof, but subject to all exceptions, reservations and matters of the character therein referred to, and expressly excepting and excluding from the lien and operation of the Indenture all properties of the character specifically excepted by Paragraphs B through H of Granting Clause VII of the Original Indenture, to the extent contemplated thereby, and all property heretofore released or otherwise disposed of pursuant to the provisions of the Indenture.

TO HAVE AND TO HOLD all of the property, real, personal and mixed, and all and singular the lands, properties, estates, rights, franchises, privileges and appurtenances hereby granted, bargained, sold, aliened, remised, released, conveyed, assigned, transferred, mortgaged, pledged, set over or confirmed or intended so to be, unto the Trustee and its successors in the trust and to its and their successors and assigns, forever.

BUT IN TRUST, NEVERTHELESS, for the equal and proportionate use, benefit, security and protection of those who from time to time shall hold the Bonds and coupons, or any of them, authenticated and delivered under the Indenture, and duly issued by the Company, without any discrimination, preference or priority of any one Bond or coupon over any other by reason of priority in the time of issue, sale or negotiation thereof or otherwise, except as provided in Section 12.28 of the Original Indenture, so that, subject to said Section 12.28, each and all of said Bonds and coupons shall have the same right, lien, and privilege under the Indenture, and shall be equally and proportionately secured by the Indenture (except as any sinking and improvement fund, depreciation fund or other fund established in accordance with the provisions of the Indenture may afford additional security for the Bonds of any particular series), with the same effect as if all the Bonds and coupons had been issued, sold and negotiated simultaneously on the date of the delivery of the Original Indenture.

It is hereby covenanted, declared and agreed by and between the parties hereto that all Bonds and coupons, if any, are to be authenticated, delivered and issued, and that all property subject or to become subject to the Indenture is to be held, subject to the further covenants, conditions, uses and trusts set forth in the Indenture, and the Company for itself and its successors or assigns does hereby covenant and agree to and with the Trustee and its successor or successors in such trust, for the benefit of those who shall hold said Bonds, or coupons, or any of them, as follows:



ARTICLE I

SERIES A NOTES AND CERTAIN PROVISIONS RELATING
THERETO


SECTION 1.01. Terms of the Series A Notes. There shall be hereby established a series of Bonds, known as and entitled "First Mortgage Bonds, Secured Medium-Term Notes, Series A" (herein sometimes called the "Series A Notes"), each of which may also bear the descriptive title "Series A Note". The aggregate principal amount of the Series A Notes shall be limited to $50,000,000.

The terms and form of each issue of Series A Notes shall be established by a resolution of the Board and set forth in an officers' certificate delivered to the Trustee prior to the Trustee's authentication and delivery of such issue of Series A Notes. Such officers' certificate shall set forth:

(1) the title of such issue of Series A Notes (which shall distinguish such issue of Series A Notes from Bonds of any other series and from any other issue of Series A Notes issued hereunder);

(2) any limit upon the aggregate principal amount of such issue of Series A Notes which may be authenticated and delivered under this Sixteenth Supplemental Indenture (except for Series A Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Series A Notes of such issue and except for any Series A Notes which are deemed never to have been authenticated and delivered hereunder);

(3) the Person to whom any interest on a Series A Notes of such issue shall be payable, if other than the Person in whose name that Series A
Note is registered at the close of business on the regular record date for such interest;

(4) the date or dates on which the principal of the Series A Notes of such issue is payable;

(5) the rate or rates at which the Series A Notes of such issue shall bear interest, if any, the date or dates from which such interest shall accrue, the interest payment dates on which any such interest shall be payable and the regular record date for any interest payable on any interest payment date;

(6) the place or places where the principal of and any premium and interest on the Series A Notes of such issue shall be payable;

(7) the period or periods within which the price or prices at which and the terms and conditions upon which Series A Notes of such issue may be redeemed, in whole or in part, at the option of the Company;

(8) the obligation, if any, of the Company to redeem or purchase Series A Notes of such issue pursuant to any sinking fund or analogous provision or at the option of a Bondholder and the period or periods within which, the price or prices at which and the terms and conditions upon which Series A Notes of such issue shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

(9) if other than denominations of $1,000 and any integral multiple thereof, the denominations in which Series A Notes of such issue shall be issuable;

(10) the currency, currencies or currency units in which payment of the principal of and any premium and interest on any Series A Notes of the issue shall be payable;

(11) if the amount of payments of principal of or any premium or interest on any Series A Notes of such issue may be determined with reference to an index, the manner in which such amounts shall be determined;

(12) if the principal of or any premium or interest on any Series A Notes of such issue is to be payable, at the election of the Company or a Bondholder, in one or more currencies or currency units other than that or those in which the Series A Notes are stated to be payable, the currency, currencies or currency units in which payment of the principal of and any premium and interest on Series A Notes of such issue as to which such election is made shall be payable, and the periods within which and the terms and conditions upon which such election is to be made;

(13) if other than the principal amount thereof, the portion of the principal amount of the Series A Notes of such issue which shall be payable upon declaration of acceleration of the maturity thereof;

(14) if and as applicable, that the Series A Notes of such issue shall be issuable in whole or in part in the form of one or more global securities and, in such case, the depositary or depositaries for such global securities and any circumstances in which any such global security may be transferred to, and registered and exchange for Series A Notes registered and exchange for Series A Notes registered in the name of, a Person other than the depositary for such global security or a nominee thereof, and in which any such transfer may be registered; and

(15) any other terms of such issue (which terms shall not be inconsistent with the provisions of the Indenture or this Sixteenth Supplemental Indenture).

Series A Notes shall be transferable upon the surrender thereof for cancellation, together with a written instrument of transfer in a form approved by the registrar, duly executed by the registered owner or by his duly authorized attorney, at the office of the Company in the Borough of Manhattan, The City of New York.

As permitted by the provisions of Section 3.10 of the Original Indenture and upon payment at the option of the Company of a sum sufficient to reimburse it for any stamp tax or other governmental charges as provided in Section 3.11 of the Original Indenture, but without payment of any other charge, Series A Notes may be exchanged for other Series A Notes of different authorized denominations of like aggregate principal amount.

SECTION 1.02 Conditions to Issuance of Series A Notes. Series A Notes may be issued by the Company from time to time and shall be authenticated by the Trustee from time to time subject to the satisfaction of the conditions set forth in Article Five of the Indenture.


ARTICLE II

PRINCIPAL AMOUNT PRESENTLY TO BE OUTSTANDING

SECTION 2.01. The total aggregate principal amount of First Mortgage Bonds of the Company issued and outstanding and presently to be issued and outstanding under the provisions of and secured by the Indenture will be up to One Hundred Twenty-Four Million, Nine Hundred Sixty-Seven Thousand Dollars ($124,967,000), namely, Three Million Dollars ($3,000,000) principal amount of First Mortgage Bonds, 5 1/8% Series due 1996, Three Million Dollars ($3,000,000) principal amount of First Mortgage Bonds, 7% Series due 1998, Nine Million Dollars ($9,000,000) principal amount of First Mortgage Bonds, 10.7% Series due 2000, Fifteen Million Three Hundred Thousand Dollars ($15,300,000) principal amount of First Mortgage Bonds, 10.00% Series due 2004, Nine Million Dollars ($9,000,000) principal amount of First Mortgage Bonds, 9.64% Series due September 1, 2020, Thirteen Million Dollars ($13,000,000) principal amount of First Mortgage Bonds, 8.65% Series due 2022, Two Million Six Hundred Sixty-Seven Thousand Dollars ($2,667,000) principal amount of First Mortgage Bonds, 6.84% Series due 1997, Fifteen Million Dollars ($15,000,000) principal amount of First Mortgage Bonds, 6.70% Series due 2018, Five Million Dollars ($5,000,000) principal amount of First Mortgage Bonds, 5.71% Series due 2000, and up to Fifty Million Dollars ($50,000,000) principal amount of Series A Notes to be issued upon compliance by the Company with the provisions of Sections 5.02 and 5.03 and/or 5.04 and/or 5.05 of the Original Indenture.


ARTICLE III

MODIFICATIONS AND AMENDMENTS

SECTION 3.01. So long as any of the Series A Notes shall remain outstanding, Article One of the Original Indenture is hereby modified by adding a new Section 1.43 which shall read as follows: "Section
1.43. The term "Business Day" shall mean any day other than a Saturday, Sunday or other day on which banks located in The City of New York, or Burlington, Vermont or any other city in which the principal corporate trust office of the Trustee is located (if such office is not located in The City of New York) are authorized or required by law to be closed and, if any Series A Note shall be issued and outstanding which shall bear a floating rate of interest calculated with respect to LIBOR, each day on which dealings or deposits in U.S. dollars are not transacted in the London interbank market."

SECTION 3.02. Pursuant to clause (i) of Section 18.01 of the Original Indenture, the modification of the Original Indenture effected by
Section 3.01 of this Sixteenth Supplemental Indenture shall take effect without the consent of the holders of any of the Bonds at the time outstanding, notwithstanding any of the provisions of Section 18.02 of the Original Indenture.

SECTION 3.03. Section 3.02 of the Original Indenture is hereby modified by (i) adding, after the words, "series to be created and" the words "either (a)", (ii) adding, after the words "forms, terms and provisions thereof" the words "or (b) authorizing the Board, by resolution thereof, to specify the forms, terms and provisions thereof", and (iii) deleting the words "of Directors" the last time they appear therein so that the said section shall read as follows:

   SECTION 3.02. Bonds Issuable in Series. The Bonds may be of different series and, except for the Bonds of the 1985 Series, may have such terms and provisions hereinafter permitted, as shall be created by and set forth in a supplemental indenture, designating the series to be created and either (a) specifying the forms, terms and provisions thereof or (b) authorizing the Board, by resolution thereof, to specify the forms, terms and provisions thereof; and may be so created and issued when duly authorized by resolution of the Board without further action of the Stockholders of the Company.

SECTION 3.04. Section 3.04 of the Original Indenture is hereby replaced in its entirety, so that the said section shall read as follows:

SECTION 3.04. Terms of Additional Bonds. The Bonds of each issue of each series (subject, as to Bonds of the 1985 Series, to the provisions of Article Four), shall bear such date or dates, shall be payable at such place or places, shall mature on such date or dates, shall bear interest, if at all, at such rate or rates payable in such installments and on such dates, and may be redeemable or repayable before maturity at such price or prices and upon such terms and conditions, as shall be (a) determined by the Board, (b) appropriately expressed in the Bonds of such issue or set forth in a supplemental indenture creating such series, and (c) set forth in an officers' certificate setting forth the terms authorized by the Board resolutions. The Board shall, at the time of the creation of any particular series of Bonds or at any time thereafter, make, and the Bonds of such series may contain or refer to or be entitled to the benefit of, any provisions not inconsistent with the terms hereof, including, without limitation,

(a) provision for the payment of the principal of and/or the interest on the Bonds of such series without deduction for specified taxes, assessments or other governmental charges; and/or

(b) provision for refunding or reimbursing to the holders of the Bonds of such series specified taxes, assessments or other governmental charges, but the obligation of the Company to refund or reimburse any such taxes, assessments or other governmental charges need not be made a part of the indebtedness secured hereby; and/or

(c) provision to the extent permitted by law for the exchange or conversion of the Bonds of such series for or into new Bonds issuable hereunder or a different series and/or shares of stock of the Company and/or other securities; and/or

(d) provision for sinking, amortization, improvement, depreciation, renewal, maintenance, replacement or other analogous funds; and/or

(e) provision limiting the aggregate principal amount of the Bonds of such series;

all as the Board may determine and fix. All Bonds of the same series having the same date of maturity shall be identical as to rate of interest and terms of redemption if redeemable.
All coupon Bonds of any one series shall be dated the same date.

SECTION 3.05. Section 5.02(C) of the Original Indenture is hereby modified by replacing the entire text of such section after the words "executed by the Company," with the words "providing for the series of Bonds designated as required by Subsection B of this Section, if such series is a new series, and if such indenture supplemental hereto shall authorize the Board to establish the form, terms and provisions of the Bonds of such series, a resolution of the Board establishing the form, terms and provisions of the Bonds of such series the authentication and delivery of which are being requested in the accompanying written order of the Company.", so that the said section shall read as follows:

C. An indenture supplemental hereto, duly authorized and executed by the Company, providing for the series of Bonds designated as required by Subsection B of this Section, if such series is a new series, and if such indenture supplemental hereto shall authorize the Board to establish the form, terms and provisions of the Bonds of such series, a resolution of the Board establishing the form, terms and provisions of the Bonds of such series the authentication and delivery of which are being requested in the accompanying written order of the Company.

SECTION 3.06. Pursuant to clause (g) of Section 18.01 of the Original Indenture, the modifications of the Original Indenture effected by Sections 3.02, 3.03, 3.04 and 3.05 of this Sixteenth Supplemental Indenture shall take effect without the consent of the holders of any of the Bonds at the time outstanding, notwithstanding any of the provisions of Section 18.02 of the Original Indenture.




ARTICLE IV

MISCELLANEOUS

SECTION 4.01. This Sixteenth Supplemental Indenture is executed and shall be construed as an indenture supplemental to the Original Indenture, and shall form a part thereof, and the Original Indenture, as heretofore supplemented and modified and hereby supplemented and modified, is hereby confirmed. Except to the extent inconsistent with the express terms hereof, all of the provisions, terms, covenants and conditions of the Original Indenture, as supplemented and modified, shall be applicable to the Series A Notes to the same extent as if specifically set forth herein. All terms used in this Sixteenth Supplemental Indenture shall be taken to have the same meanings as in the Original Indenture, except in cases where the context clearly indicates otherwise.

SECTION 4.02. All recitals in this Sixteenth Supplemental Indenture are made by the Company only and not by the Trustee; and all of the provisions contained in the Original Indenture, as supplemented and modified, in respect of the rights, privileges, immunities, powers and duties of the Trustee shall be applicable in respect hereof as fully and with like effect as if set forth herein in full.

SECTION 4.03. This Sixteenth Supplemental Indenture may be executed in several counterparts, and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts, or as many of them as the Company and the Trustee shall preserve undestroyed, shall together constitute but one and the same instrument.

SECTION 4.04. Although this Sixteenth Supplemental Indenture is dated for convenience and for the purpose of reference as of December 1, 1995, the actual date or dates of execution by the Company and by the Trustee are as indicated by their respective acknowledgments hereto annexed.




ARTICLE V

SCHEDULE OF PROPERTY ACQUIRED BY GREEN MOUNTAIN POWER CORPORATION AND NOT HERETOFORE SPECIFICALLY DESCRIBED IN THE INDENTURE

(1)

TRANSMISSION LINES

ADDITIONS TO PROPERTY AS DESCRIBED IN
ORIGINAL INDENTURE

All of the transmission lines and equipment located in the State of Vermont in several cities and towns consisting of approximately 274.5 miles of overhead lines, including necessary crossarms, guys and insulators. 1.5 miles is rated at 115 KV, 9.4 miles is rated at 69 KV,
5.4 miles is rated at 44 KV, and 258.4 miles is rated at 34.5 KV.

(2)

DISTRIBUTION

ADDITIONS TO PROPERTY AS DESCRIBED IN
ORIGINAL INDENTURE

All the distribution lines and equipment located in the State of Vermont in several cities and towns consisting of approximately 2,379 miles of overhead lines including necessary crossarms, guys, insulators, appurtenances, and line transformers and about 415 miles of underground cable. The Company's property includes approximately 880,824 kVa of transformer capacity and approximately 83,202 customers' metering. It is estimated that at least 80 percent of the above-mentioned lines are located upon public highways. With respect to such parts of the lines as are located upon private property, the Company has the necessary permits, rights in lands or easements enabling it to maintain said lines which said permits, rights in land or easements are part of the property hereby conveyed.

DISTRIBUTION LINES

NEW 16J2 LINE

In order to meet capacity needs caused by improvements made at St. Michael's College, a new circuit was built between the Gorge substation #18 and St. Michael's College.

(3)

PRODUCTION EQUIPMENT

UPGRADE PLANT #1 RACK RAKER - BOLTON FALLS, VERMONT

The Company owns and operates a Hydro Plant in Bolton, VT. Between 1993 and 1994, the Company installed an automated rack raker system. This system will reduce the plant's downtime which will increase its overall productivity.

(4)

GENERAL PLANT

REPLACE SCADA (Supervisory Control and Data Acquisition)
MASTER STATION - COLCHESTER, VERMONT

The Company owns and operates a service center in Colchester, VT.
Between 1993 and 1994, a new enhanced SCADA Master Station was installed to replace an obsolete master station. The new SCADA system provides improved communication capabilities.

(5)

SUBSTATIONS

IBM TRANSFER TRIP

The Company owns and operates substation #86 at the IBM facility in Essex Jct., VT. Between 1993 and 1994, a fiber optic transfer trip was installed to improve reliability and productivity.





IN WITNESS WHEREOF, Green Mountain Power Corporation has caused this Indenture to be signed in its corporate name and behalf, by Christopher
L. Dutton, Vice President, Chief Financial Officer and Treasurer of the Company in that behalf duly authorized, and its corporate seal to be hereunto affixed and attested by its Secretary, and United States Trust Company of New York in token of its acceptance of the trust hereby created has caused this Indenture to be signed in its corporate name and behalf by one of its Assistant Vice Presidents, and its corporate seal to be hereunto affixed and attested by its Secretary or its Assistant Secretary, on the dates indicated by their respective acknowledgments hereto annexed, but as of the day and year first above written.

                          GREEN MOUNTAIN POWER CORPORATION

                          By:      /s/Christopher L. Dutton
                               -------------------------------
                                    Christopher L. Dutton
                               Vice President, Chief Financial
                                    Officer and Treasurer


Attest:

      /s/Donna S. Laffan
-------------------------
       Donna S. Laffan
     Corporate Secretary


                          Signed, sealed and delivered on behalf of GREEN MOUNTAIN POWER CORPORATION in the presence of:


                                    /s/Penny J. Collins
                                  -----------------------
                                  Name:  Penny J. Collins


                                  /s/Bonnie V. Fairbanks
                                 --------------------------
                                 Name:  Bonnie V. Fairbanks

CORPORATE SEAL


                          UNITED STATES TRUST COMPANY OF NEW YORK

                          By:     /s/Louis P. Young
                                ---------------------
                                   Louis P. Young
                                   Vice President


Attest:

     /s/Christine Collins
----------------------------
        Christine Collins
     Assistant Vice President


                            	Signed, sealed and delivered on behalf of
                            UNITED STATES TRUST COMPANY OF NEW YORK in the presence of:


                           /s/Patricia Stermer
                           -----------------------
                           Name:  Patricia Stermer


                           /s/John Guiliano
                           --------------------
                           Name:  John Guiliano

CORPORATE SEAL


STATE OF VERMONT          )
                          )    SS.:
COUNTY OF CHITTENDEN      )

On this 11th day of December, A.D. 1995, before me, a Notary Public in and for said County in said State aforesaid, duly commissioned and acting as such, appeared Christopher L. Dutton, personally known to me and known by me to be the person who executed the within and foregoing instrument in the name and on behalf of Green Mountain Power Corporation, who, being by me duly sworn, did depose and say that he is the Vice President, Chief Financial Officer and Treasurer of Green Mountain Power Corporation, one of the corporations described in and that executed the said instrument, and he acknowledged said instrument so executed to be his free act and deed and the free act and deed of said corporation, and on oath stated that said instrument was signed and sealed by him as agent and in behalf of said corporation by authority of its Board of Directors, and that the seal affixed to said instrument is the corporate seal of said corporation.

Witness my hand and official seal the day and year aforesaid.



                                      /s/Donna S. Laffan
                             --------------------------------------
                                    Name:  Donna S. Laffan
                                        Notary Public
NOTARIAL SEAL                         State of Vermont
                            Commission Expires:  February 10, 1999


STATE OF NEW YORK         )
                          )    SS.:
COUNTY OF NEW YORK        )

On this 11th day of December, A.D. 1995, before me, a Notary Public in and for said County in said State aforesaid, duly commissioned and acting as such, appeared Louis P. Young, personally known to me and known by me to be the person who executed the within and foregoing instrument in the name and on behalf of United States Trust Company of New York, who, being by me duly sworn, did depose and say that he is a Vice President of United States Trust Company of New York, one of the corporations described in and that executed the said instrument, and he acknowledged said instrument so executed to be his free act and deed and the free act and deed of said corporation, and on oath stated that said instrument was signed and sealed by him on behalf of said corporation by authority of its By-Laws, and that the seal affixed to said instrument is the corporate seal of said corporation.

Witness my hand and official seal the day and year aforesaid.



                                   /s/Christine C. Collins
                             ---------------------------------
                                 Name:  Christine Collins
                                       Notary Public
NOTARIAL SEAL                        State of New York
                             Qualified in Bronx County County
                            Commission Expires:  March 30, 1996
                                 Notary Number:  03-4624735